U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WEST HILL VENTURES, INC.

(Name of Small Business Issuer in its charter)

NEVADA

(State or jurisdiction of incorporation or organization)

SIC 8700

(Primary Standard Industrial Classification Code Number)

98-0347358

(I.R.S. Employer Identification No.)

Suite 501, 1281 West Georgia Street, Vancouver, British Columbia V6E 3J7

(604) 484-2899

(Address and telephone number of principal executive offices)

The Corporation Trust Company of Nevada

6100 Neil Road, Suite 500, Reno, Nevada 89511 (775) 688-3061

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as is practicable following filing with the Securities and Exchange Commission.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. N/A

If this Form is a post-effective amendment filed pursuant to Rule 462I under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. N/A

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. N/A

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. N/A

CALCULATION OF REGISTRATION FEE

<table>
Title of each Class of Securities to be Registered	Dollar Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common	3,143,000	$.01[1]	$31,430	$7.86

</table>

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457I under the Securities Act.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. West Hill Ventures, Inc. may not sell these securities until the registration statements filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prior to this registration, there has been no public market for the shares of Common. See RISK FACTORS and DESCRIPTION OF SECURITIES. There can be no assurances that an active trading market will continue in the future. Additionally, West Hill Ventures, Inc. is still required to maintain certain minimum criteria, of which there can be no assurance (See RISK FACTORS).

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE DILUTION AND RISK FACTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Shares offered in this Prospectus are being offered by the Security shareholders listed herein.

All dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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TABLE OF CONTENTS

Item in Form SB-2 Prospectus/Proxy Caption





SUMMARY INFORMATION AND RISK FACTORS

Prospectus Summary. The following summary is supported by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus/Proxy. Each prospective investor is urged to read this Prospectus/Proxy in its entirety.

The selling shareholders named in this prospectus are offering all of West Hill Ventures, Inc. shares of common stock offered through this prospectus. The shares were acquired by the selling shareholders directly from us in two private offerings that were relied upon as being exempt from registration under the US securities laws.

West Hill Ventures, Inc. common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5-9.

SUMMARY

West Hill Ventures Inc.

West Hill Ventures is in the business of mineral exploration. To date, we have not yet conducted any mineral exploration ourselves. West Hill Ventures is an exploration stage company engaged in the acquisition, exploration and development of mineral properties. The company owns an option to acquire a 100% interest in a mineral claim located on the eastern slope of the upper Fraser River Canyon in South-western British Columbia. We refer to this mineral claim as the Mara mineral claim. The Mara mineral claim is located approximately 225 km (137 mi) from Vancouver. The Mara mineral claim Option is exercisable by us upon completion of further cash payments, and the issuance of shares to the option holder, and by completing minimum required exploration expenditures on the Mara mineral claim.

Our plan of operation is to carry out further exploration work on the Mara mineral claim, in order to ascertain whether this claim possesses commercially exploitable quantities of nickel, copper, platinum group metals and gold. A preliminary geological report commissioned illustrates the strong possibility of viable materials in the Mara area. Accordingly, no assurances can be given at this time that a commercially exploitable mineral deposit or reserve exists in the Mara mineral claim, until appropriate three (3) stage exploratory work is completed, and an economic evaluation based on such work concludes there is economic feasibility.

We were incorporated on November 23, 1999, under the laws of the state of Nevada. Our principal offices are located at Suite 501, 1281 West Georgia Street, Vancouver, British Columbia, Canada V6E 3J7. Our telephone number is (604) 484-2899.

The Offering

Securities Being Offered: Up to 3,143,000 shares of common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Offering Price: We will not determine the offering price. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Terms of the Offering: The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering: The offering will conclude when all of the 3,143,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued: 5,148,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds: We will not receive any proceeds from the sale of the common stock by the selling shareholders.

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISK FACTORS

Risks Related To Our Financial Condition And Business Model

If we do not obtain additional financing, our business will fail.

Our current operating funds is less than necessary to complete the development and exploration of the optioned mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of April 30, 2001 we had cash in the amount of $31,306 We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the development and exploration of our optioned mineral claim. While we have sufficient funds to carry out phase one of the recommended exploration program on the Mara mineral claim, we will require additional financing in order to complete the full-recommended exploration program. We will also require additional financing if the costs of the exploration and development of our optioned mineral claim are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues, once exploration and development is complete. We do not currently have any arrangements for financing, and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for nickel, copper, platinum group metals and gold, investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration or development thereof, which is not presently contemplated.

If we do not complete the required option payments and capital expenditure requirements mandated in our option, we will lose our interest in the Mara mineral claim and our business may fail.

We are obligated to make additional option payments and incur exploration expenditures on the optioned mineral claim in order to exercise the option and obtain a 100% interest in the Mara mineral claim. We must issue a total of 50,000 additional shares of our common stock and incur exploration expenditures in the amount of $135,000 in order to exercise this option. While our existing cash reserves are sufficient to enable us to complete phase one of the geological exploration program recommended on our optioned mineral claim, we will require substantial additional capital to fund the continued exploration of our optioned mineral claim and exercise the option. If we do not make the additional option payments or meet the exploration expenditures required by the option agreement, we will forfeit our interest in the optioned mineral claim and will have no further interest in that claim. We have no agreements for additional financing, and we can provide no assurance to investors that additional funding will be available to us on acceptable terms, or at all, to continue operations, to fund new business opportunities or to execute our business plan. If we lose our interest in the optioned mineral claim, then there is a substantial risk that our business will fail.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have not even begun the initial stages of exploration of our optioned mineral claim, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on November 23, 1999, and to date have been involved primarily in organizational activities and the acquisition of the optioned mineral claim. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies, and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and development, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration and development of our optioned mineral claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and this business will fail.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the mineral claims that we have optioned contain commercially exploitable reserves of nickel, copper, platinum group metals or gold. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the optioned mineral properties may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and development and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Even if we discover commercial reserves of precious metals on our optioned mineral properties, we may not be able to successfully obtain commercial production.

The optioned mineral properties do not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the Mara mineral claim into commercial production. At this time we can provide investors with no assurance that we will be able to obtain such financing.

Risks Related To Our Market And Strategy

If we do not obtain clear title to the mining properties, our business may fail.

While we have obtained geological reports with respect to the optioned mineral properties, this should not be construed as a guarantee of title. The properties may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. Our optioned mining properties have not been surveyed and therefore, the precise locations and areas of the properties may be in doubt.

Risks Related To Legal Uncertainty

If we become subject to burdensome government regulation or other legal uncertainties, our business will be negatively affected.

There are several governmental regulations that materially restrict the use and development of ore. In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring or developing ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

Risks Related To This Offering

Because the directors and officers own 39% of our outstanding common stock, they will make and control corporate decisions that may be disadvantageous to other minority shareholders.

Our directors, executive officers and affiliates beneficially own approximately 39% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of our directors and officers may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our president, Mr. Kowalchuk is presently required to spend only 15% of his business time on business management services for our company. While Mr. Kowalchuk presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Kowalchuk from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Kowalchuk may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter electronic bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

If a market for our common stock develops, our stock price may be volatile.

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

(1) actual or anticipated variations in our results of operations;

(2) our ability or inability to generate new revenues;

(3) increased competition; and

(4) conditions and trends in the mining industry.

Further, if our common stock is traded on the NASD over the counter electronic bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 3,143,000 shares of our common stock through this prospectus. The selling shareholders are not restricted as to the price they can sell the common stock. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 61% of the common shares outstanding as of the date of this prospectus.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the this Risk Factors section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 3,143,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on April 30, 2001.

The following table provides as of May 21, 2001, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

(1) the number of shares owned by each prior to this offering;

(2) the total number of shares that are to be offered for each;

(3) the total number of shares that will be owned by each upon completion of the offering;

(4) the percentage owned by each; and

(5) the identity of the beneficial holder of any entity that owns the shares.


Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
ANDRZEY, LATSUZEK 215-1210 PACIFIC ST. COQUITLAM, B.C.	80,000	80,000	NIL	NIL
ATOUI, STEPHAN E1-8580 CUMBERLAND PLACE, BURNABY. BC	1,000	1,000	NIL	NIL
BECKOW, NATASHA 1210-1188 RICHARDS ST. VAN. B.C. BLUE SKY COMMUCIATIONS 2271 WEST 13th AVE. VAN. BC V6R 2S5 BOGUSKI, WALLY 507-700 W. PENDER ST. VAN. B.C. V6C 1G8	50,000 80,000 50,000	50,000 80,000 50,000	NIL NIL NIL	NIL NIL NIL
BROOK JOHN 6291 DUNBAR ST. VAN.B.C. V6N 1X4	1,000	1,000	NIL	NIL
BURGESS, SCOTT 1280 HORNBY STREET, COQUITLAM, BC V3E	100,000	100,000	NIL	NIL
CAMMISA, NANCY 603-1155 HARWOOD ST. VAN.BC. V6C 1S1	150,000	150,000	NIL	NIL
COOK, DAN 125A 1030 DEMAN ST. VANCOUVER, B.C.	175,000	175,000	NIL	NIL
DEVLIN, LOUISE 9126 212 A PLACE, LANGLEY, B.C. V1M 2B8	100,000	100,000	NIL	NIL
EWARDS, DAIREN 201-20881 56 AVENUE, LANGLEY, B.C. V3A 3Z3	200,000	200,000	NIL	NIL
HAMPEIS, BARBARA 513 EAST 16TH ST. NORTH VAN, B.C. V7L	5,000	5,000	NIL	NIL
IVERSON, NONA 12279 GARDINER ST. SURREY, B.C. V4A 3H8	100,000	100,000	NIL	NIL
IVERSON, TIA LISA 20045 46 AVE. LANGLEY, B.C. V3A 6J2	200,000	200,000	NIL	NIL
IVESRON, SUSAN 24549-53 AVE. LANGLEY, B.C. V2Z 1H6	200,000	200,000	NIL	NIL
JAN, ZAMIELA 209-1205 JOHNSON ST. COQUITLAM, B.C. V3B	40,000	40,000	NIL	NIL
KAM, MARCELA CASTILLA 997 CORREO, LA SERENA, CHILE	100,000	100,000	NIL	NIL
LIEBERMAN, TINA PO 54075-1562 LONSDALE AVE. N.	1,000	1,000	NIL	NIL
LINEHAM, NAT 7439-7TH BURNABY, B.C. V3N 4Z2	150,000	150,000	NIL	NIL
LIVICH, MARIO 835 BEATTY STREET, VAN. BC V6B 2M6	120,000	120,000	NIL	NIL
MCNABB, BARRY 1501-867 HAMILTON ST. VAN. B.C.	1,000	1,000	NIL	NIL
MORGAN, DAVID P. 906-525 WEST 13TH AVENUE, VANCOUVER. B.C. V5Z	1,000	1,000	NIL	NIL
O'BILLOVICH, JODY 714 933 SEYMOUR ST VANCOUVER, BC V6H 3B2	64,000	64,000	NIL	NIL
OPIOLOVA, MARCELA LIPOVA 275 CESKY TESIN- MOSTY 735 62	80,000	80,000	NIL	NIL
PALIDANO, JOHN 501-1238 MELVILLE STREET, VANCOUVER, BC V6B	200,000	200,000	NIL	NIL
PIASECKI, ROBERT 238-1641 LONSDALE AVE. N VANCOUVER, BC V7M 2J5	40,000	40,000	NIL	NIL
PRITCHARD, BEVAN 964 KINGAL STREET COQUITLAM, BC	10,000	10,000	NIL	NIL
RICCI, MIKE 5765 125A STREET SURREY, BC	100,000	100,000	NIL	NIL
ROBERTSON, BILL 828 WEST 7TH AVE. VANCOUVER. B.C. V5Z 1C1	150,000	150,000	NIL	NIL
ROSNER, ROBERT 3362 349 W. GEORGIA ST VAN BC. V6B 3Y3	64,000	64,000	NIL	NIL
ST. ELOI , BARB 11725-84 AVE N. DELTA , BC V4C 2M2	60,000	60,000	NIL	NIL
SKROOLZKA, EWA 1982 WILTSHIRE AVE, COQUITLAM, B.C. V3K	80,000	80,000	NIL	NIL
STRUSS, PHAEDRA 2919 WOODLAND DRIVE VANCOUVER. B.C V5N 3R2	200,000	200,000	NIL	NIL
SUMEL, ADAM 4420 WESTMINSTER HWY, RICHMOND B.C.	1,000	1,000	NIL	NIL
VIDAL, EDWIN 710-18 ST. NEW WESTMINSTER HWY,B.C.	5,000	5,000	NIL	NIL
WAHID, DIA 2333 BELLEUVE AVE. WEST VANCOUVER.B.C. V7Z 1C9	1,000	1,000	NIL	NIL
WARK, SHARLENE 1102-819 HAMILTON ST. VANCOUVER. B.C. V6B 6M2	20,000	20,000	NIL	NIL
WESTON, BRENT 2616 UPLAWNS COURT, COQUITLAM, BC V3E 2W9	8,000	8,000	NIL	NIL
WITKOWSKI, JASEK 749 WEST 64TH AVENUE, VANCOUVER. B.C. V6P 2L2	5,000	5,000	NIL	NIL
WITT, MITCHELL 15-975 WEST 10TH AVE. VANCOUVER, B.C. V5Z 1L9	150,000	150,000	NIL	NIL



Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,148,000 shares of common stock outstanding on May 21, 2001.

To our knowledge, none of the selling shareholders:

(1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2) has ever been one of our officers or directors.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

(1) On such public markets or exchanges as the common stock may from time to time be trading;

(2) In privately negotiated transactions;

(3) Through the writing of options on the common stock;

(4) In short sales; or

(5) In any combination of these methods of distribution.

The sales price to the public may be:

(1) The market price prevailing at the time of sale;

(2) A price related to such prevailing market price; or

(3) Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

(1) Not engage in any stabilization activities in connection with our common stock;

(2) Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

(3) Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer (i) with bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. West Hill Technology's agent for service of process in Nevada is Corporation Trust Company, 6100 Neil Road, Suite 500, Reno, Nevada, 89511.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of May 21, 2001are as follows:

Directors:


Name of Director	Age
John Kowalchuk	54
Michael Waggett	45



Executive Officers:


Name of Officer	Age	Office
John Kowalchuk	54	President and CEO
Michael Waggett	45`	Secretary, Treasurer, CFO



Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. John Kowalchuk is our president and chief executive officer, and is a member of our board of directors. Mr. Kowalchuk was appointed to our board of directors on January 3, 2001. Mr. Kowalchuk was appointed as our president on January 11, 2001. Mr. Kowalchuk is also a Geological Consultant for JMK Geological Services of Vancouver, BC, from April 1996 to present. Mr. Kowalchuk also served as the MDA Coordinator for the Government of the Yukon, from May, 1993, until April, 1996.

Mr. Michael Waggett is our secretary, treasurer and chief financial officer, and is a member of our board of directors. Mr. Waggett was appointed to our board of directors on January 10, 2001. Mr. Waggett was appointed as our secretary and treasurer on January 11, 2001. Mr. Waggett is also the president and a director of Kego Capital Corp., a financial services company, from May, 1997, to present. Additionally, Mr. Waggett is a member of the board of directors of Copper Creek Ventures Inc., a company engaged in the business of mineral exploration and publicly traded on the Canadian Venture Exchange, from July, 2000, to present. Mr. Waggett also served as a director of United Compass Resources Ltd., a company engaged in the business of mineral exploration and publicly traded on the Canadian Venture Exchange, from January, 1996 to May, 1997.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of May 21, 2001, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.


Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class

Common	John Kowalchuk Director, President & CEO 8551 Rosehill Drive Richmond, B.C., Canada	1,000,000 shares	19.5%

Common	Michael Waggett Secretary, Treasurer, CFO & Director 870 Seymour Drive Coquitlam, B.C., Canada	1,000,000 shares	19.5%

Common	All Officers and Directors as a Group Which consists of three persons.	2,000,000 shares	39%



The percent of class is based on 5,148,000 shares of common stock issued and outstanding as of May 21, 2001.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 25,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of May 21, 2001, there were 5,148,000 shares of our common stock issued and outstanding that were held by approximately forty-three (43) stockholders of record.

Holders of our common stock are entitled to one (1) vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

James B. Parsons of Parsons Law Firm, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan and Company, chartered accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on November 23, 1999 under the laws of the state of Nevada.

We obtained an option to acquire an interest in a certain mineral claim situated in the Province of British Columbia, Canada on March 19, 2001.

Mr. John Kowalchuk, our president and a director, and Mr. Michael Waggett, our secretary, treasurer and a director, have been our sole promoters since our inception. Mr. Kowalchuk acquired 1,000,000 shares of our common stock at a price of $0.001 US per share on March 12, 2001. Mr. Kowalchuk paid a total purchase price of $1,000 for these shares. Mr. Waggett acquired 1,000,000 shares of our common stock at a price of $0.001 US per share on March 12, 2001. Mr. Waggett paid a total purchase price of $1,000 for these shares.

DESCRIPTION OF BUSINESS

Overview

West Hill Ventures is an exploration stage company engaged in the acquisition, exploration and development of mineral properties. The company owns an option to acquire an interest in the mineral claim described below under the heading Mara mineral Claim Option Agreement. A copy of the option is attached as an exhibit. Our plan of operation is to carry out further exploration work on the Mara mineral claim, in order to ascertain whether this claim possesses commercially exploitable quantities of nickel, copper, platinum group metals and gold. A preliminary geological report commissioned illustrates the strong possibility of viable materials in the Mara area. A copy of the geological report is attached as an exhibit. Accordingly, no assurances can be given at this time that a commercially exploitable mineral deposit, or reserve, exists in the Mara mineral claim until appropriate stage 3 exploratory work is done, and an economic evaluation based on such work concludes there is economic feasibility.

Mara Mineral Claim Option Agreement

We have obtained the option to acquire a one hundred percent (100%) interest in a mineral claim (referred to as the Mara Mineral Claim) situated in the Province of British Columbia, Canada. Mr. Alen Brent Hemingway is the owner of the Mara mineral claim. We acquired our interest in the Mara mineral claim pursuant to an agreement dated March 19th, 2001, between Mr. Alan Brent Hemingway B.Sc. and West Hill Ventures Inc. Cash consideration was paid to Mr. Hemingway for the grant of the option in the amount of $1,000 on March 19, 2001, upon execution of the option agreement.

The option agreement entitles West Hill Ventures to exercise the option to acquire the 100% interest in the Mara mineral claim when the Company has:

(A) paid Mr. Hemingway $1,000 (paid upon the execution of the option agreement);

(B) incurred an aggregate of $135,000 of property exploration expenditures on the Mara mineral claim within the following periods:

1. $5,000 on or before November 30, 2001;

2. a further $10,000.00 on or before April 30, 2002;

3. a further $120,000.00 on or before May 31, 2003;

(C) issued to Mr. Hemingway an aggregate of 55,000 shares of our common stock, as follows:

1. 5,000 upon execution of the option agreement (already issued); and

2. 50,000 upon the completion of the third (3rd) phase of the exploration program on the Mara mineral claim on or before May 31, 2003;

The Agreement also allows that in the event that we spend, in any of the above periods, less than the required sum, we may, at our option, pay to Mr. Hemingway the difference between the amount actually spent and the required exploration expenditure. In the event that we spend, in any period, more than the required sum, then the excess will be carried forward and applied to the required exploration expenditures of the optioning agreements to be incurred in subsequent periods. If we fail to make any required payment, fail to issue any required shares or incur any non-disclosed exploration expenditures, our option will terminate and we will have no further rights to the Mara mineral claim. Upon completion of all payments, issuing all shares and incurring all exploration expenditures a one hundred percent (100%) undivided right title and interest in and to the property becomes West Hill's.

Property exploration expenditures include all costs of acquisition and maintenance of the property, all expenditures on the exploration and development of the property and all other costs and expenses of whatsoever kind or nature, including those of a capital nature, incurred or chargeable with respect to the exploration of the property. In addition, until we have secured a one hundred percent (100%) interest in the Mara mineral claim, we are obligated to maintain in good standing the Mara mineral claim by:

(A) the doing and filing of assessment work or making of payments in lieu thereof;

(B) the payment of taxes and rentals; and

(C) the performance of all other actions necessary to keep the Mara mineral claim free and clear of all liens and other charges.

To date, all payments necessary to maintain the Mara mineral claim for the next twelve-month period have been made.

Description of the Mara Mineral Claim

The Mara mineral claim is located on the eastern slope of the upper Fraser River Canyon in Southwestern British Columbia. The Mara Property Claim is located approximately 225 km (137 mi) from Vancouver via British Columbia Highway 1 to Boston Bar, the nearest supply center to the property. The Mara property is located adjacent to the eastern boundary of Boston Bar, with access via a good logging road that joins Highway 1 in the southern part of Boston Bar. The claim is in the New Westminster Mining Division, and comprises one claim containing 12 claim units that cover 300 hectares (741 acres).

Elevations on the property range from about 274m (900ft) to about 1250m (4100 ft) with access impeded by snow from late November to May. Much of the original forests on the claim has been removed by logging activities, and has immature second growth stands rising in the older cut blocks.

Mr. Hemingway recorded the claim on March 15, 2001. The claim expires on March 15, 2002.

The Mara property is located on the eastern slope of the upper Fraser River canyon in southeastern British Columbia, which has recovered gold and is prospective for platinum group metals and nickel-copper sulfide.

Location of the Mara Mineral Claim

The Mara Property Claim is located approximately 225 km (137 mi) from Vancouver via British Columbia Highway 1 to Boston Bar, the nearest supply center to the property. The claim is located on the eastern slope of the upper Fraser River Canyon in Southwestern British Columbia and is in the New Westminster Mining Division. The Fraser River separates the Pacific Ranges of the Coast Mountains to the west and the Hozameen Range of the Cascade Mountains to the east. The property is located in the lower western slope of the Hozameen Range. The western part of the Mara property area and the main showings area is accessible during the snow free part o the year.

History of the Mara mineral claim

The Ole mineral showings found around the Mara mineral claim area were discovered during logging and construction operations during the 1970's. Initial exploration work was performed in 1971 including being geochemically and geophysically surveyed, mapped, trenched and 'short x-ray diamond drilled' by Giant Mascot Exploration Ltd. Giant Mascot dropped its option to the claim however the original staker of the claim, H. Schudeleir retained the claims based on Giant Mascot's work but subsequently lapsed in 1982.

The claim was then re-staked by A. McKinnon in 1982, and then optioned to Brookmere Ventures Ltd. A. McKinnon's claims lapsed, and the area was staked by Allan Hemingway, the father of the current owner. The tile was transferred subsequently to Allen Brent Hemingway, the current owner, in 1997. A.B. Hemingway conducted an exploration program of soil sampling near the Ole, showing area mapping and prospecting over the entire property area.

The Mara Property was optioned to West Hill Ventures Inc. on March 19, 2001.

Geological Report

We have obtained a geological evaluation report on the Mara mineral claim. The geological report is attached as an exhibit. The geological report was prepared by John Ostler, M.Sc., P. Geo. Of Cassiar East Yukon Expediting Ltd. The geological report summarizes the results of the prior exploration of the Mara claims and the geological formations on the property that were identified as a result of this prior exploration. The geological report concluded that it is probable that the Mara mineral claim hosts unexplored nickel, copper, platinum group metals and gold mineralization.

In his geological report, Mr. Ostler recommends proceeding with a three-phase, staged exploration program on the Mara mineral claim based on his conclusions. Prospecting, geological mapping and soil surveys are the exploration techniques that have been the most successful in locating nickel, copper, platinum group metals and gold mineralization to date. These surveys, in conjunction with a program of satellite image interpretation and BQ diamond drilling, are recommended by Mr. Ostler for the property.

Phase 1

The initial phase of the recommended geological work program is comprised of the acquisition and analysis of satellite imaging maps of the Mara mineral claim, in order to make a preliminary assessment of mineralization. A budget of $5,000 is estimated to be necessary to support this initial geological work program. The components of the budget for this initial geological work program are as follows:

<table>
Acquisition costs of satellite images.	$1,533
Image Interpreting and Reporting.	$2,640
Administration.	$500
Applicable Taxes.	$327
TOTAL	$5,000

</table>

Phase 2

Mr. Ostler recommended that the second phase of the exploration program consist of prospecting and assay sampling the areas of interest, as illustrated in the satellite imaging. He also recommends a soil survey of the Ole nickel-copper showing and magnetometer survey conducted over the area of the soil survey be completed. Pursuit of this phase of operations is dependant upon successful results in Phase 1. This second phase of the geological work program is estimated to require a budget of $10,000.

Phase 3

The third phase of the recommended exploration program would consist of drilling 1000m (3048 ft) of BQ core at sites around the Ole nickel copper showing to test to depth, and along the 'strike'. Mr. Ostler concluded in his geological report that the results of the previous exploration program should be prove reasonable encouragement to proceed with each contingent and subsequent phase of the exploration program. This third phase of the geological work program is estimated to require a budget of $120,000.

West Hill Ventures has decided to accept the recommendation of the geological report and proceed with this initial geological work program. The Company will make a decision whether to proceed with Phase Two of the staged exploration program upon completion of this initial geological work program, and an analysis of the results of this first phase of the exploration program. The decision whether to proceed with Phase Three of the staged exploration program is contingent upon the results and completion of the phase of the geological work program, and an analysis of the results of this second phase of the exploration program and well be made when this work is completed.

Operational Development

The development of a commercially viable and productive mining operation in the Mara property is entirely dependant upon the results of the Three Stage Exploration program. The location, scope and scale and levels of sophistication of mining operation will be developed to complement the results of the exploration. This operation will capitalized by raising appropriate funds via the results of the exploration

Compliance with Government Regulation

We will commence business in British Columbia when we commence the first phase of our planned exploration program. We will be required to register as an extra-provincial company under the British Columbia Company Act prior to conducting business in British Columbia. The anticipated cost of the extra-provincial registration is approximately $500.

Regulatory compliance costs regarding the proposed exploration program recommended by the geological report have been budgeted by West Hill. As mentioned above, West Hill Ventures will have to 'sustain the cost of reclamation and environmental mediation' for all exploration and other work undertaken. As we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program, the amount of these costs is not known at this time. It is impossible to assess the impact of any capital expenditures on earnings or our competitive position at this time, since there is at present no information on the size, tenor, or quality of any resource or reserve at this time.

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of British Columbia, and will be required to obtain work permits from the British Columbia Ministry of Energy Mines and Resources for any exploration work that results in a physical disturbance to the land. We will not be required to obtain a work permit for the first phase of our exploration program, as this phase will not involve any physical disturbance. However we will be required to obtain a work permit if we proceed with the second phase of our exploration program. There is no charge to obtain a work permit under the Mining Act. We will incur the expense of our consultant geologist to prepare the required submission to the Ministry of Energy Mines and Resources. As the exploration program proceeds to the trenching, drilling and bulk-sampling stages, we will be required to post small bonds and file statements of work with the Ministry of Energy Mines and Resources. We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance.

We may be subject to an environmental review process under the British Columbia Environmental Assessment Act if we decide to proceed with a producing mine. When we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in Phase One, because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. An environmental review process would be required if we plan to construct a producing mine facility with production capacity of 75,000 tonnes (82,500 tons) of mineral ore per year. We would be required to apply under the Environmental Assessment Act for a determination as to whether an environmental review was required. An environmental review is not required under the Environmental Assessment Act to proceed with the recommended exploration program on our mineral claims.

Employees

We have no employees as of the date of this prospectus, other than our two officers.

An executive consulting agreement between Mr. Kowalchuk and West Hill Ventures provide us the services of Mr. Kowalchuk. Mr. Kowalchuk is paid a consulting fee of $1,000 per month in consideration for his providing management and administration services to us. In the event that Mr. Kowalchuk is required to spend more than 50% of his business time on our business, the consulting fee will increase to $5,000 per month. This management agreement is for a term commencing April 1, 2001 and expiring on March 31, 2003. A copy of the consulting agreement is attached as an exhibit.

As the retention of a number of full-time employees is unwarranted, we conduct our business largely through agreements with consultants and third parties.

Research and Development Expenditures

We have not incurred any exploration development expenditures to date. We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

PLAN OF OPERATIONS

Our business plan is to proceed with the exploration of the Mara mineral claim to determine whether there are commercially exploitable reserves of nickel, copper, platinum group metals and gold on the Mara mineral claim. We have decided to proceed with Phase One of the exploration programs recommended by the geological report, which is anticipated to cost approximately $5,000.

Specifically, we anticipate spending the following over the next twelve months:

- $12,000 on consulting fees payable to John Kowalchuk;

- $30,000 on professional fees, including professional fees payable in connection with the filing of this registration statement;

- $15,000 on exploration expenses, consisting of $5,000 for the first phase and $10,000 for the second phase of the exploration program;

Total expenditures over the next twelve months are therefore expected to be $57,000.

We are able to proceed with Phase One of the exploration program without additional financing as we had $31,306 in cash reserves as of April 30, 2001. Completion of these exploration expenditures will also enable us to meet the exploration expenditure requirement under the option agreement for the period through April 30, 2002.

We plan on proceeding with phase one of the exploration program in July 2001. We are unable to proceed earlier due to snow in the location of the mineral claims.  We anticipate proceeding with Phase Two of the exploration program in October 2001.  We will obtain a geological report upon the completion of each phase summarizing the results of that phase.  The costs of the geological reports are included in the cost of the exploration program.

We will require additional funding in the event that we decide to proceed with Phase Two of the exploration program. We will assess whether to proceed to Phase Two of the recommended geological exploration program upon completion of an assessment of the results of Phase One of the geological exploration program. The anticipated cost of Phase Two of the exploration program is $10,000. The anticipated cost of Phase Three of the exploration program is $120,000, which is in excess of our projected cash reserves remaining upon completion of Phase One and Phase Two of the exploration program. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund all three phases of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

We believe our cash reserves are sufficient to meet our obligations for the next twelve month period to Mr. Kowalchuk under his management agreement, and to pay for the legal and accounting expenses of complying with obligations as a reporting issuer under the Securities Exchange Act of 1934. These expenses will be in addition to the cost of completing Phase One of the exploration program.

If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a joint venture partner to provide the required funding. If we do not complete the cash payments or the exploration expenditures required under the option agreement for the Mara mineral claim, then our option in will terminate and we will lose all our rights to and interest in the Mara mineral claim. We have not undertaken any efforts to locate a joint venture partner, and cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding the exploration of the Mara mineral claim. West Hill Ventures may also pursue acquiring interests in alternate mineral properties in the future.

Results Of Operations For Period Ending April 30, 2001

We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We did not earn any revenues during the period ending April 30, 2001. We are presently in the exploration stage of our development and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

For the period ended April 30, 2001 we incurred operating expenses in the amount of $9,092. These operating expenses were comprised entirely of professional fees that were primarily attributable our corporate organization and the acquisition of our option to acquire the Mara mineral claim.

DESCRIPTION OF PROPERTY

We have an option to acquire a 100% interest in the Mara mineral claim, as described in detail in Item 6 of Part I of this Prospectus under the title Mara Mineral Claim Option Agreement. We do not own or lease any property other than our option to acquire an interest in the Mara mineral claim.

The Mara Property Claim is located approximately 225 km (137 mi) from Vancouver via British Columbia Highway 1 to Boston Bar, the nearest supply center to the property. The claim is located on the eastern slope of the upper Fraser River Canyon in Southwestern British Columbia and is in the New Westminster Mining Division. The Fraser River separates the Pacific Ranges of the Coast Mountains to the west and the Hozameen Range of the Cascade Mountains to the east. The property is located in the lower western slope of the Hozameen Range. The area along the western boundary of the claim is within the town limit of Boston Bar and overlaps Lot 30 held by the surface land owners

The claim comprises one claim containing 12 claim units that cover 300 ha (741 A).

The Mara property is located adjacent to the eastern boundary of Boston Bar with access via good logging road that join highway 1 in the southern part of Boston Bar.

The western part of the Mara property area and the main showings area is accessible during the snow free part o the year. Adequate fresh water for mining can be obtained from a number of small permanent creeks flowing in gullies on the lower slopes of the western property boundary. There are no plant equipment, inventory, mine or mill structures of any value on the Mara property.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

1. Any of our directors or officers;

2. Any person proposed as a nominee for election as a director;

3. Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

4. Any of our promoters;

5. Any relative or spouse of any of the foregoing persons who has the same house as such person.

The services of Mr. Kowalchuk are provided to us pursuant to an executive consulting agreement between Mr. Kowalchuk and us. We pay Mr. Kowalchuk a consulting fee of $1,000 per month in consideration for his providing management and administration services to us. The consulting fee will increase to $5,000 per month in the event that Mr. Kowalchuk is required to spend more than 50% of his business time on our business. The management agreement is for a term commencing April 1, 2001 and expiring on March 31, 2003.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had forty-three (43) registered shareholders.

Rule 144 Shares

A total of 2,000,000 shares of our common stock are owned by affiliates and will be available for resale to the public after March 12, 2002, in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 51,480 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,000,000 shares that may be sold pursuant to Rule 144 after March 12, 2002.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended April 30, 2001.


Annual Compensation	Long Term Compensation
Name	Title	Year	Salary	Bonus	Other Annual Comp	Restricted Stock Awarded	Options/* SARs (#)	LTIP payouts ($)	All Other Comp
John Kowalchuk	President, CEO and Director	2001	$1,000	0	0	0	0	0	0
Michael Waggett	Secretary, Treasurer, CFO and Director	2001	$0	0	0	0	0	0	0



Stock Option Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended April 30, 2001. We have also not granted any stock options to the executive officers since April 30, 2001.

Consulting Agreement

The services of Mr. Kowalchuk are provided to us pursuant to an executive consulting agreement.

We do not have any employment or consultant agreement with Mr. Waggett and we do not pay Mr. Waggett any amount for acting as a director of the Company.

FINANCIAL STATEMENTS

WEST HILL VENTURES, INC.

(Formerly North Wave, Inc.)

(An Exploration Stage Company)

FINANCIAL STATEMENTS

APRIL 30, 2001 AND 2000

(Stated in U.S. Dollars)

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TABLE OF CONTENTS

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AUDITORS' REPORT

To the Directors

West Hill Ventures, Inc.

(Formerly North Wave, Inc.)

(An exploration stage company)

We have audited the balance sheets of West Hill Ventures, Inc. (formerly North Wave, Inc.) (an exploration stage company) as at April 30, 2001 and 2000, and the statements of operations and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the year ended April 30, 2000, and the period from the date of organization, November 23, 1999 to April 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2000 and the results of its operations and cash flows for the year ended April 30, 2001, and for the period from the date of organization, November 23, 1999 to April 30, 2000 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in to Note 1 to the financial statements, the Company incurred a net loss of $18,017 during the year ended April 30, 2001, and as at April 30, 2001, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Chartered Accountants

Vancouver, Canada

May 15, 2001

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WEST HILL VENTURES, INC.

(Formerly North Wave, Inc.)

(An Exploration Stage Company)

BALANCE SHEETS

(Stated in U.S. Dollars)


	April 30, 2001	April 30, 2000
ASSETS
Current
Cash	$31,306	$---
Prepaid expenses	$22,000	$---
Total Current Assets	$53,306	$---
Mineral Property Interest (Note 3)	$---	$---
TOTAL ASSETS	$53,306	$---

LIABILITIES
Current
Accounts payable	$1,000	$---
Loan payable	$1,048	$---
Total Current Liabilities	$2,048	$---

STOCKHOLDERS' EQUITY
Share Capital
Authorized: 25,000,000 common shares with a par value of $0.001 each.
Issued: 5,148,000 (2000 - NIL) common shares.	5,148	---
Additional paid-in capital.	$55,202	---
Deficit Accumulated During The Exploration Stage	$(9,092)	---
	$51,258	---
	$53,306	$---

</table>

Approved by the Board of Directors.

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WEST HILL VENTURES, INC.

(Formerly North Wave, Inc.)

(An Exploration Stage Company)

STATEMENTS OF OPERATIONS

(Stated in U.S. Dollars)

<table>
	YEAR ENDED APRIL 30, 2001	INCEPTION NOV 23, 1999 TO APRIL 30, 2000	INCEPTION NOV. 23, 1999 TO APRIL 30, 2001
Expenses
Consulting	$1,000	$---	$1,000
Interest and bank charges	$33	$---	$33
Mineral property option payments	$1,075	$---	$1,075
Property investigation costs	$6,984	$---	$6,984

Loss for the Period	$(9,092)	$---	$(9,092)

Loss Per Share	$(0.02)	$---

Weighted Average Number of Shares Outstanding.	492,292	---

</table>

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WEST HILL VENTURES, INC.

(Formerly North Wave, Inc.)

(An Exploration Stage Company)

STATEMENT OF CASH FLOWS

(Stated in U.S. Dollars)

<table>
	YEAR ENDED APRIL 30, 2001	INCEPTION NOV 23, 1999 TO APRIL 30, 2000	INCEPTION NOV. 23, 1999 TO APRIL 30, 2001
Cash Flows From Operating Activities
Net loss	$(9,092)	$---	$(9,092)

Adjustments To Reconcile Net Loss To
Cash Provided By Operating Activities
Stock issued for other than cash.	$75	$---	$75
Increase in prepaid expenses.	$(22,000)	$---	$(22,000)
Increase in accounts payable.	$1,000	$---	$1,000
Increase in loan payable.	$1,048	$---	$1,048
	$(28,969)	$---	$(28,969)
Cash Flows From Financing Activity
Proceeds from issue of common shares.	$60,275	$---	$60,275

Increase in Cash During The Period
And Cash, End of Period.	$31,306	$---	$31,306

</table>

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

During the period ended April 30, 2001, the Company issued 5,000 common shares pursuant to the mineral property option agreement (Note 3).

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WEST HILL VENTURES, INC.

(Formerly North Wave, Inc.)

(An Exploration Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

APRIL 30, 2001 AND 2000

(Stated in U.S. Dollars)

<table>
	COMMON STOCK NUMBER OF SHARES	COMMON STOCK PAR VALUE	COMMON STOCK ADD'L PAID IN CAPITAL	DEFICIT ACCUM DURING EXPLORATION STAGE	TOTAL
Balance,
April 30, 2000.	---	$---	$---	$---	$---

Shares issued for cash
At $0.001.	2,000,000	$2,000	$---	$---	$2,000

Shares issued for cash
At $0.015.	2,825,000	$2,825	$39,550	$---	$42,375

Shares issued for cash
At $0.05.	318,000	$318	$15,582	$---	$15,900

Shares issued for
Mineral Property.	5,000	$5	$70	$---	$75

Net loss for the year.	---	$---	$---	$(9,092)	$(9,092)

Balance,
April 30, 2001.	5,148,000	$5,148	$55,202	$(9,092)	$51,258

</table>

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WEST HILL VENTURES, INC.

(Formerly North Wave, Inc.)

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2001 AND 2000

(Stated in U.S. Dollars)

1. OPERATIONS

Organization: The Company was incorporated in the State of Nevada, U.S.A., on November 23, 1999, and had no operations during the period from inception on November 23, 1999 to April 30, 2000.

Exploration Stage Activities: The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going Concern: The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $9,092 for the year ended April 30, 2001, and has no revenue. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2. SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

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(a) Mineral Property Option Payments and Exploration Costs: The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

(b) Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

© Foreign Currency Translation: The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

monetary items at the rate prevailing at the balance sheet date;

non-monetary items at the historical exchange rate;

revenue and expense at the average rate in effect during the applicable accounting period.

(d) Income Taxes: The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

(e) Loss Per Share: Loss per share is calculated using the weighted average number of common shares outstanding during the period. Diluted earnings per share is not shown as the effect is anti-dilutive.

3. MINERAL PROPERTY INTEREST

By an agreement dated March 19, 2001, as amended, the Company acquired an option to earn a 100% interest in a mineral claim located in British Columbia, Canada.

In order to earn its interest, the Company is required to:

pay $1,000 on execution of the agreement (paid);

issue a total of 55,000 common shares of the Company, comprising 5,000 upon execution of the agreement (issued), and 50,000 upon completion of the third phase of the exploration program or before May 31, 2003;

iii) incur an aggregate of $135,000 on exploration expenditures, comprising $5,000 by November 30, 2001, $10,000 on or before April 30, 2002, and $120,000 on May 31, 2003.

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4. CONTINGENCY

Mineral Property

The Company's mineral property interest has been acquired pursuant to an option agreement. In order to retain its interest, the Company must satisfy the terms of the option agreement described in Note 3.

5. COMMITMENT

The Company has entered into a management agreement with a director dated April 1, 2001. The agreement is for management services at $1,000 per month and expires on March 31, 2003. The fee will increase to $5,000 per month upon the Company achieving sufficient financing for advanced exploration activities requiring the director to spend 50% or more of his time performing the duties outlined in the agreement.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

West Hill Ventures, Inc. have had no changes in or disagreements with the accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3) a transaction from which the director derived an improper personal profit; and

(4) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1) such indemnification is expressly required to be made by law;

(2) the proceeding was authorized by our Board of Directors;

(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

<table>
Securities and Exchange Commission registration fee	$16
Federal Taxes	$NIL
State Taxes and Fees	$NIL
Transfer Agent Fees	$1,000
Accounting fees and expenses	$2,000
Legal fees and expenses	$6,000
Blue Sky fees and expenses	$2,000
Miscellaneous	$NIL
TOTAL	$11,016

</table>

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. RECENT SALES OF UNREGISTERED SECURITIES

We issued 2,000,000 shares of common stock on March 12, 2001, to Mr. John Kowalchuk and Mr. Michael Waggett. Mr. Kowalchuk is one of our directors and is our president and chief executive officer. Mr. Kowalchuk acquired 1,000,000 shares at a price of $0.001 per share for total proceeds to us of $1,000. Mr. Waggett is one of our directors and is our secretary, treasurer and chief financial officer. Mr. Waggett acquired 1,000,000 shares at a price of $0.001 per share for total proceeds to us of $1,000. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") and are restricted shares as defined in the Securities Act.

We issued 5,000 shares of our common stock on March 19, 2001 to Mr. Alan Brent Hemingway as required pursuant to the option agreement entered between Mr. Hemingway and us. The shares were issued pursuant to Regulation S of the Securities Act, and appropriate legends were affixed to the stock certificate issued to Mr. Hemingway.

We completed an offering of 2,825,000 shares of our common stock at a price of $0.015 per share to a total of thirty-five purchasers on March 31, 2001. The total amount received from this offering was $42,375. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 318,000 common shares at a price of $0.05 per share to a total of 5 purchasers pursuant to Regulation S of the Securities Act on April 30, 2001. The total proceeds realized from this offering were $15,900. Each purchaser represented that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Item 27. EXHIBITS

<table>
Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Certificate of Amendment to Articles of Incorporation
3.3	Bylaws
3.4	Amended Bylaws
5.1	Opinion of Counsel; Consent to Use
Option Agreement dated March 19, 2001 between the Company and Alan Brent Hemingway
Executive Consulting Agreement between the Company and John Kowalchuk dated April 1, 2001
23.1	Accountant's Consent
99	Financial Statements

</table>

Item 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on ___________________, 2001.

WEST HILL VENTURES, INC.

By: _________________________

John Kowalchuk, President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates stated.

By: _________________________

John Kowalchuk, President

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John Morita, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE AND CAPACITY IN WHICH SIGNED

____________________________________/DATED:_______________

JOHN KOWALCHUK, Officer and Director

President and Chief Executive

Officer, or Principal Executive

____________________________________/DATED:_______________

MICHAEL WAGGETT, Officer and Director

Secretary, Treasurer, Chief Financial Officer,

or Principal Financial/Accounting Officer